                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into by and between Daniel Akerson ("Executive") and NEXTLINK Communications, Inc., a Delaware corporation ("Employer" or the "Company"), to be effective on and as of September 21, 1999.

                                   WITNESSETH:

         WHEREAS, Employer is engaged in the business of providing high-quality, non-mobile telecommunications services to the rapidly growing business market.

         WHEREAS, Executive has skills and experience in telephony generally and with the technology associated with NEXTLINK; and

         WHEREAS, Employer desires to obtain Executive's services for the conduct of its Business, and Executive desires to be employed in such Business by and for Employer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

              1. EMPLOYMENT. Employer hereby employs Executive as Chief Executive Officer, and agrees to appoint Executive Chairman of the Board of Directors, and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

         2.       DUTIES.

                  a. Executive shall serve as Chief Executive Officer and Chairman of the Board of Directors of Employer, and shall perform his services as such within the framework of the policies, objectives and Bylaws of Employer. In such capacity, Executive (i) shall exercise general supervisory responsibility and management authority over Employer and all of its controlled affiliates and (ii) shall perform such other duties commensurate with his position as may be assigned to him from time to time by the Board of Directors. Promptly following the effective date hereof, Employer shall take or cause to be taken any and all corporate action necessary or advisable to cause the appointment of Executive to a vacant position on Employer's Board of Directors,. Executive shall continue to serve as a member of the Board of Directors throughout the Employment Term.

                  b. Executive shall devote substantially all his business time, attention and energies to the performance of his duties and functions under this Employment Agreement and shall not during the term of his employment hereunder be engaged in any other substantial business activity for gain, profit or other pecuniary advantage. Executive shall faithfully, loyally and diligently perform his assigned duties and functions and shall not engage in any activities whatsoever which conflict with his obligations to Employer during the term of his employment hereunder. Notwithstanding the foregoing, (i) Executive may continue to serve as a director of America Online, Inc., American Express Company, American Express Bank Limited, and Nextel Communications, Inc.,

(ii) Executive may serve as a director of other corporations with the consent of the Board and (iii) nothing in the foregoing shall be construed so as to limit or prohibit personal investments by Executive; provided that such investments shall not amount to a controlling interest in any entity (other than trusts, limited partnerships or other entities adopted by Employee for estate planning purposes).

                  c. Employer shall furnish Executive with such facilities at Employer's corporate headquarters location and services as are suitable to his position and adequate for the performance of his duties and functions hereunder.

         3. TERM. The term of this Employment Agreement shall commence on the date hereof (the "Commencement Date") and, unless terminated earlier pursuant to paragraph 12 hereof, shall continue through September 20, 2002 (the "Initial Term"), and thereafter shall continue unless and until such time as (i) either party hereto notifies the other, upon sixty (60) days prior written notice, that this Employment Agreement will be terminated at the end of the Initial Term or the later expiration of such sixty day notice period, or (ii) Executive's employment is otherwise terminated pursuant to paragraph 12 hereof (the "Extended Term") (the Initial Term, together with the Extended Term, if any, being referred to herein as the "Employment Term").

         4. COMPENSATION. Employer shall pay to Executive, in consideration of and as compensation for the services agreed to be rendered by Executive hereunder, the following:

                  a. BASE SALARY. During the Employment Term, the Company shall pay to Executive a base salary of $500,000 per annum; PROVIDED THAT the amount of such base salary shall be reviewed at least annually and may, in Employer's sole discretion, be increased by Employer from time to time during the Employment Term (with the first such review to occur during September, 2000) in light of the conditions then existing and the services then being rendered by Executive, in which case Executive's base salary shall be such higher amount as may be determined by Employer (such annual base salary, as in effect from time to time, being referred to herein as the "Base Salary"). The Base Salary shall be payable in accordance with Employer's normal payroll schedule, less appropriate deductions for federal, state and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive.

                  b. ANNUAL PERFORMANCE BONUS. In addition to the Base Salary, Executive shall be entitled to receive an annual performance bonus (the "Annual Bonus") for each year of service (or any part thereof in the event of termination of Executive's employment hereunder, in which case the Annual Bonus shall be prorated for such partial year) during the Employment Term (each such year or any partial such year being referred to as an "Annual Bonus Period"), in an amount, if any, as may be determined by the Compensation Committee and/or the Board of Directors in their complete discretion, up to a maximum of 100% of the Base Salary payable during such Annual Bonus Period, based on Executive's performance against objectives for the prior year of service. Such objectives shall be determined by mutual agreement of Executive and Employer. Notwithstanding the foregoing, the Annual Bonus for 1999 may be paid, at Employer's discretion, on a full calendar year basis rather than based on an Annual Bonus Period.

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                     Each Annual Bonus shall be payable in accordance with
                     Employer's normal annual bonus payment schedule, less appropriate deductions for federal, state, and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive.

                  c. OPTIONS.

                  (i) GRANT OF COMPENSATORY OPTIONS. Employer agrees to grant to Executive, pursuant to Employer's Stock Option Plan ("Plan") and subject to the terms and conditions set forth in this paragraph 4(c), an option to acquire 1,500,000 shares (the "Compensatory Options") of Employer's Class A voting common stock ("Common Stock") on the terms set forth in Annex A hereto. The shares of Employer's Common Stock that will be issued on exercise of the Compensatory Options are among the Shares covered by the Form S-8 Registration Statement previously filed and currently in effect covering awards made under the Plan, such that, upon issuance and distribution of such shares to Executive, there are no restrictions under federal or state securities laws on the further transfer of such shares, other than restrictions imposed by virtue of Executive's status as an officer or director of the Company or as may otherwise be imposed by law with respect to unrestricted shares. In addition, the Company shall ensure that the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") are applicable to the grant and distribution of the Compensatory Options, and that the distribution of the Compensatory Options shall not constitute a "purchase" of the Common Stock pursuant to Section 16(b) of the Exchange Act.

                  (ii) GRANT OF INDUCEMENT OPTIONS. At or prior to the execution of this Agreement and subject to the terms and conditions set forth in this paragraph 4(c), the Employer shall grant to Executive, pursuant to the Plan, an option to acquire another 1,500,000 shares of Employer's Common Stock on the terms set forth in Annex A hereto (the "Inducement Options"). The shares of Employer's Common Stock that will be issued on exercise of the Inducement Options are among the shares covered by the Form S-8 Registration Statement previously filed and currently in effect covering awards made under the Plan, such that, upon issuance and distribution of such shares to Executive, there are no restrictions under federal or state securities laws or regulations on the further transfer of such shares, other than restrictions imposed by virtue of Executive's status as an officer or director of the Company or as otherwise may be imposed by law with respect to unrestricted shares. In addition, the Employer shall exercise its best efforts to ensure that the provisions of Rule 16b-3 under the Exchange Act are applicable to the grant of the Inducement Options and any subsequent distribution of the shares issued upon exercise thereof, and that the distribution of such shares to Executive shall not constitute a "purchase" of Common Stock pursuant to Section 16(b) of the Exchange Act. The Compensatory Options and the Inducement options are collectively referred to as the "Options".

                  (iii) VESTING. The Options shall be subject to vesting s chedules, as follows:

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  ------------------------------------------- ----------------------------------
        NUMBER OF YEARS OF CONTINUOUS                  SHARES AVAILABLE
        EMPLOYMENT FROM THE EFFECTIVE                UPON EXERCISE OF THE
          DATE OF THIS AGREEMENT                     COMPENSATORY OPTION
  ------------------------------------------- ----------------------------------
  ------------------------------------------- ----------------------------------
                     1                                                  500,000
  ------------------------------------------- ----------------------------------
  ------------------------------------------- ----------------------------------
                     2                                                1,000,000
  ------------------------------------------- ----------------------------------
  ------------------------------------------- ----------------------------------
                     3                                                1,500,000
  ------------------------------------------- ----------------------------------

                           Executive may, in his sole discretion, elect to defer
vesting of the Compensatory Options by delivering to the Employer a written notice of such election no later than December 31 of the calendar year immediately preceding the calendar year in which such vesting would otherwise occur. Any such election shall be irrevocable and shall set a specific date for the vesting of such Compensatory Options; PROVIDED that Executive may also specify that the applicable Compensatory Options shall vest on the earlier of such specified date or the termination of Executive's employment hereunder. In the event of such election, Executive shall indemnify and hold harmless Employer from any and all withholding amounts and penalties and interest associated therewith that may be assessed by the Internal Revenue Service or any relevant state of local taxing authority in connection with any such deferral by Executive in the vesting of any of the Compensatory Options and the recognition of income associated therewith.


   --------------------------------------- -------------------------------------
       NUMBER OF YEARS OF CONTINUOUS                 SHARES AVAILABLE
       EMPLOYMENT FROM THE EFFECTIVE               UPON EXERCISE OF THE
           DATE OF THIS AGREEMENT                   INDUCEMENT OPTIONS
   --------------------------------------- -------------------------------------
   --------------------------------------- -------------------------------------
                     1                                                  375,000
   --------------------------------------- -------------------------------------
   --------------------------------------- -------------------------------------
                     2                                                  750,000
   --------------------------------------- -------------------------------------
   --------------------------------------- -------------------------------------
                     3                                                1,125,000
   --------------------------------------- -------------------------------------
   --------------------------------------- -------------------------------------
                     4                                                1,500,000
   --------------------------------------- -------------------------------------

                  (iv) TERMINATION. Upon termination of employment for any reason other than (X) permanent disability (as defined below) or (y) death or
(z) by Executive upon establishment of Constructive Termination or upon a Change in Control, the unvested portion (if any) of the Options shall immediately expire and be forfeited. If termination of employment occurs because of permanent disability or death, Executive shall be deemed to have one additional year of continuous employment from the date of death or permanent disability for purposes of applying the vesting schedules. If termination of employment occurs upon establishment of Constructive Termination or upon a Change in Control, vesting of the Options shall occur upon the consummation of such Change in Control, or upon final effectiveness of such Constructive Termination.

         (v) EXERCISE OF OPTIONS. The Compensatory Options may not be exercised before the third anniversary of this Agreement unless the employment of executive is terminated before that date. If employment is terminated before that date, Executive shall have 90 days after the date of termination to exercise any vested Compensatory Options. Except as modified by this subparagraph (v), Executive's right to exercise the Options shall be governed by the terms of the Employer's Stock Option Plan and the individual option letter agreements issued to Executive.

                  (vi) WITHHOLDING. Upon the vesting of any Compensatory Options, or in connection with the exercise of any Inducement Options, Executive shall pay to Employer an amount equal to such amount as Employer shall be obligated to remit to the Internal Revenue Service or any relevant state or local taxing authority as withholding attributable to the compensation evidenced by the Compensatory Options that have vested. At the discretion of the Compensation Committee, Executive may pay such amount either in cash or by delivery to the Company of a number of shares of Common Stock (or proceeds from the sale thereof) having a Fair Market Value equal to such withholding amount (which delivery may be made by an instruction to the Company to retain a portion of the shares available upon exercise of the Compensatory Options, or shares available upon exercise of Inducement Options, otherwise distributable to Executive or by an instruction to the selling broker to remit such sales proceeds, otherwise distributable to Executive, to the Company).

                  (vii) ADJUSTMENTS. In the event that the Common Stock is changed into or exchanged for a different number or kind of securities of Employer or of another entity (by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, stock combination or otherwise), or if there is a distribution of cash, securities or other property made to the holders of the Common Stock (other than cash dividends made out of current earnings of Employer) then an appropriate and equitable adjustment shall be made in the number and kind of securities issuable upon exercise of the Options hereunder, with a view towards preserving the value to Executive of the rights granted pursuant to this paragraph 4(c). Without limiting the generality of the foregoing, in the event that an adjustment is required pursuant to the terms of any options, warrants or convertible securities of Employer pursuant to any event of the kind specified above, at least an equivalent adjustment shall be required pursuant to this paragraph 4(c)(vii). In the event any adjustment is required under this paragraph 4(c)(vii), appropriate conforming adjustment shall be made to the exercise price of the Inducement Options, as appropriate, to all references to numbers of Compensatory Options and/or to the number of shares covered by the Inducement Options, as appropriate, contained in this paragraph 4(c), to the definition of Common Stock, and to any other provisions of this paragraph 4(c) as necessary to accomplish the intent of this subparagraph (vii).

                           5.       CERTAIN DEFINITIONS. For purposes of this
Agreement:

                  "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                           (A) The Company is merged or consolidated or
reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights, PROVIDED, HOWEVER, that no change in control shall result from a merger, consolidation or reorganization of the Company with any entity in which Eagle River Investments, L.L.C. has invested at least $10,000,000 in equity;

                           (B) The Company sells or otherwise transfers all or
substantially all of its assets to any other company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

                           (C) There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Craig O. McCaw and his affiliates has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

                           (D) The Company files a report or proxy statement
with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

                           (E) Notwithstanding the foregoing provisions of
subparagraphs (C) and (D) hereof, a "Change of Control" shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                  "FAIR MARKET VALUE" of a share of Common Stock shall mean, as of any given date, (i) the closing price of a share of Common Stock on the principal exchange on which Common Stock then trades, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or
(ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date (or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred), as reported by NASDAQ or such successor quotation systems.

                           "CAUSE" shall have the meaning ascribed in Paragraph
12(b) below.

                  "PERMANENT DISABILITY" shall have the same meaning as "permanent and total disability," as defined in the Employer's Stock Option Plan.

         6. ADDITIONAL OPTIONS The Compensation Committee of the Board of Directors of Employer may, in its discretion, grant to Executive, pursuant to Employer's Stock Option Plan, additional options to acquire shares of Employer's Common Stock ("Additional Options").Except as otherwise provided herein, the terms and conditions of such Additional Options shall be as determined by Employer in its sole discretion. Executive's rights with respect to any Additional Options shall be separate from (and in addition to) the rights set forth in paragraph 4(c) above with respect to the Compensatory Options and Inducement Options.

         7. BENEFITS. During the Employment Term, Executive shall be entitled to participate in all group health, major medical, pension and profit sharing, 401(k) and other benefit plans maintained by Employer and provided generally to its executive officers, on the same terms as apply to participation therein by management generally (except as otherwise provided herein). Further, during the Employment Term, Executive shall be entitled to participate in all fringe benefit programs and shall receive all perquisites if and to the extent that Employer establishes and makes such benefits and perquisites available to management generally, including, but not limited to, Employer-paid long-term disability insurance and life insurance coverage.

         8. EXPENSES. During the Employment Term, Employer shall reimburse Executive for all reasonable travel, entertainment and other business expenses incurred or paid by Executive in performing his duties and functions hereunder. During the Employment Term, Employer shall reimburse Executive, on an annual basis, for legal, accounting and other expenses incurred for any investment, financial, estate and/or tax planning in connection with this Agreement up to a maximum of $25,000.

         9. VACATIONS. Executive shall be entitled to such holidays, sick leave and personal time off as is allowed under the policies of Employer to management generally (except as otherwise provided herein). In addition, Executive shall be entitled to such vacations, taken at such time or times, as Executive shall determine in his reasonable discretion, consistent with the performance of Executive's obligations hereunder and the direction of the Board of Directors.

         10. NON-COMPETITION. During the Employment Term and (except as provided in paragraph 12 herein) for a period of two years thereafter, Executive shall not enter into or participate in any business competitive to the Business carried on by Employer. The provisions of this paragraph 10 shall survive the expiration and/or termination of this Employment Agreement.

         11. CONFIDENTIAL INFORMATION. During the Employment Term and for a period of two years thereafter, Executive will not use for his own advantage or disclose any proprietary or confidential information relating to the business operations or properties of Employer, any affiliate of Employer or any of their respective customers, suppliers, landlords, licensors or licensees. Upon the expiration or termination of the Employment Term, upon Employer's request, Executive will surrender and deliver to Employer all documents and information of every kind relating to or connected with Employer and its affiliates and their respective businesses, customers, suppliers, landlord, licensors and licensees. The foregoing confidential information provisions shall not apply to information which: (i) is or becomes publicly known through no wrongful act of the Executive, (ii) is rightfully received from any third party without restriction and without breach by Executive of this Employment Agreement; or (iii) is independently developed by Executive after the term of his employment hereunder or is independently developed by a competitor of Employer at any time. The provisions of this paragraph 11 shall survive the expiration and/or termination of this Employment Agreement.

         12.      TERMINATION.

                  A. AUTOMATIC TERMINATION UPON DEATH. In the event of Executive's death during the Employment Term, Executive's employment hereunder shall be automatically terminated upon the date of death. As soon as reasonably practicable following Executive's death, Employer shall pay to Executive's Representative (defined below in paragraph 22)(i) Executive's accrued but unpaid Base Salary and Annual Bonus, through the last day of the month of his death, and (ii) any amount due hereunder for accrued but unused vacation time as of the date of death. In addition, Executive's Representative shall be entitled to exercise Executive's rights with respect to the Compensatory Options and/or the Inducement Options, as appropriate, as set forth in Paragraph 4(c) above, and Executive's rights with respect to the Options (other than the Inducement Options), as provided herein and in the stock option agreement(s) pertaining thereto.

                  B. TERMINATION BY EMPLOYER. During the Initial Term, Employer shall be entitled to terminate Executive's employment hereunder only upon the establishment of "Cause" or the "Permanent Disability" of Executive (as those terms are defined below) by giving written notice to that effect to Executive. During any Extended Term, Employer shall be entitled to terminate Executive's employment hereunder (i) upon the establishment of Cause or the Permanent Disability of Executive, by giving written notice to that effect to Executive or (ii) for any other reason or for no reason upon 60 days prior written notice to Executive.

                           For purposes hereof, the term "Cause" means either
(1) Executive's failure to substantially perform his duties and functions as contemplated hereunder, if such failure constitutes gross neglect or willful malfeasance; (2) Executive's committing fraud or embezzlement or otherwise engaging in conduct that results in Executive being convicted of a felony from which all appeals have been exhausted; (3) Executive's intentionally acting in a manner which is materially detrimental or damaging to Employer's reputation, business, operations or relations with its employees, suppliers or customers, without taking reasonable steps to remedy such actions promptly after receiving written notice thereof from Employer; (4) Executive's chronic or habitual abuse of alcohol or prescription drugs or controlled substances; or (5) Executive's committing any other material breach of this Employment Agreement without taking reasonable steps to cease or remedy such breach within thirty (30) days after Executive's receipt of written notice from Employer specifically identifying the nature of and circumstances relevant to any such claimed material breach by Executive.

                           For purposes hereof the term "Permanent
Disability" means: (i) Executive's failure to devote full normal working time as required herein to his employment hereunder for a period of at least 90 consecutive normal business days (or for at least a majority of the normal business days in any consecutive 180-day period); and (ii) the existence of an illness or incapacity (either physical or mental) affecting Executive which, in the reasonable opinion of a Qualified Physician, is likely to be of such character or severity that Executive would be unable to resume devoting his full normal working time, as required herein, to his employment hereunder for a period of at least nine consecutive months; the term "Qualified Physical" means an impartial physician competent to diagnose and treat the illness or condition which Executive is believed to be suffering, selected by Employer and reasonably acceptable to Executive (or if Executive is then incapable of acting for himself, Executive's Representative), who shall have personally examined Executive and shall have personally reviewed Executive's relevant medical records; provided Employer shall bear the costs of such Qualified Physician's services and Executive agrees to submit to an examination by such Qualified Physician and to the disclosure of Executive's relevant medical records to such Qualified Physician.

                           The date upon which any termination effected
pursuant to this subparagraph 12(b) shall be effective is set forth in subparagraph 12(d), and the effect of any such termination shall be as described in subparagraphs 12(e) and (f).

                  C. TERMINATION BY EXECUTIVE. During the Initial Term, Executive shall be entitled to terminate his employment hereunder only upon the establishment of "Constructive Termination" (as that term is defined below) or upon a Change of Control, by giving written notice to that effect to Employer. During any Extended Term, Executive shall be entitled to terminate his employment hereunder (i) upon the establishment of Constructive Termination or upon a Change of Control, by giving notice to that effect to Employer or (ii) for any other reason or for no reason upon twelve months prior written notice to Employer.

                           For purposes hereof, "Constructive Termination"
shall mean Executive's termination of his employment hereunder as a direct result of (i) a reduction in Executive's initial Base Salary or in the maximum permitted Annual Bonus percentage, (ii) a material change in the nature or extent of Executive's responsibilities that is inconsistent with Executive's intended position and status hereunder, or (iii) the material breach by the Employer of any provision of this Agreement which continues without reasonable steps being taken to cure such breach for a period of 30 days after written notice thereof by Executive to Employer.

                           The date upon which any termination effected
pursuant to this subparagraph 12(c) shall be effective is set forth in subparagraph 12(d), and the effect of any such termination shall be as described in subparagraphs 12(f) and (g).

                  D. TERMINATION DATE. In the event Executive's employment hereunder is terminated for circumstances constituting Cause, Permanent Disability, Change of Control or Constructive Termination, such termination shall take effect upon the termination date set forth in the written notice to that effect given by Executive to Employer or by Employer to Executive, as the case may be (PROVIDED THAT if either party disputes the propriety of such termination, the effective date of termination shall be as established by final resolution of such dispute, whether by agreement of the parties or award of an arbitrator as contemplated herein, in favor of the propriety of such termination), and in any other case termination of Executive's employment hereunder shall take effect on the date specified in the written notice thereof delivered by Executive to Employer or by Employer to Executive, as the case may be (the date on which any such termination takes effect being referred to herein as the "Termination Date"). Employer, at its option, may require Executive to continue to perform his duties hereunder until the Termination Date or pay to Executive such amount of compensation and benefits otherwise due hereunder in accordance with Employer's then existing salary payment schedule or in one lump sum payment.

                  E. EFFECT OF TERMINATION BY EMPLOYER FOR CAUSE. In the event Executive's employment is terminated by Employer for Cause at any time during the Employment Term, then (i) Employer shall pay to Executive Executive's accrued but unpaid Base Salary and Annual Bonus through the Termination Date; (ii) notwithstanding any of the provisions of Employer's Stock Option Plan or of any option agreement with respect thereto to the contrary, any and all of the Options (other than the Inducement Options) that theretofore have vested may be exercised at any time on or before the thirtieth day following such Termination Date and, if not so exercised, thereupon automatically shall be canceled; and (iii) Executive's rights with respect to the Compensatory Options and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

                  F. EFFECT OF TERMINATION UPON PERMANENT DISABILITY. In the event Executive's employment is terminated by Employer upon the permanent disability of Executive at any time during the Employment Term, then:

                           (i)      Employer shall pay to Executive (x)
Executive's accrued but unpaid Base Salary and Annual Bonus through the Termination Date, (y) Executive's then existing Base Salary for 12 months from the date written notice of the termination of Executive's employment is given by Employer, and (z) any amount due hereunder for accrued but unused vacation time as of the Termination Date.

                           (ii)     Employer, at its expense, shall make all
benefit payments, on behalf of Executive and Executive's dependents, for such benefits Executive otherwise would have been entitled to receive hereunder, for 12 months following the date written notice of the termination of Executive's employment is given by Employer.

                           (iii)    With respect to any of the Options (other
than the Inducement Options) which remain unvested upon such Termination Date, notwithstanding any provision to the contrary in Employer's Stock Option Plan and/or any stock option agreement with respect thereto, there shall be immediate vesting of that portion of such unvested Options which would have vested within 12 months of the date written notice of the termination of Executive's employment is given by Employer. After giving effect to the foregoing sentence, any Options (other than the Inducement Options) which remain unvested shall automatically terminate.

                           (iv)     Executive's rights with respect to the
Compensatory Options and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

                  G. EFFECT OF WRONGFUL OR CONSTRUCTIVE TERMINATION OR TERMINATION UPON A CHANGE OF CONTROL.

                           (i)      In the event Executive's employment is
terminated during the Employment Term by Executive in circumstances constituting Constructive Termination or upon a Change of Control, then, from and after such Termination Date:

                                    (A)      Executive shall not be subject to
the non-competition provisions set forth in paragraph 10 hereof.

                                    (B)      Executive shall be entitled to
receive the Base Salary, Annual Bonus, and benefits, which Executive reasonably would have expected to receive in the period from the termination Date to the expiration of the Initial Term (if such Termination Date occurs more than 60 days prior to the expiration of the Initial Term) or during the 60 days following the date written notice of the termination of Executive's employment is given by Employer or executive, as the case may be, (if such Termination Date occurs after the Initial Term or 60 days prior to the expiration of the Initial Term), all of which shall become effective upon the Termination Date. The treatment of any Options other than the Inducement Options shall be governed by the terms of the applicable granting documents.

                                    (C)      Executive's rights with respect
to the Compensatory Options and/or the Inducement Options, as appropriate, shall be as stated in paragraph 4(c) above.

The foregoing shall be Executive's sole and exclusive remedy for any such termination of his employment under this subparagraph 12(g).

                  H. EXCESS PARACHUTE PAYMENT. In the event that Employer treats any portion of Executive's payments or benefits hereunder (including, without limitation, under the foregoing subparagraphs 12(f) and (g)) as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code ("Code") or any comparable provision of state or local tax law, or it is otherwise asserted (including on an audit of either Employer or Executive) that any portion of such payments or benefits is such an "excess parachute payment," Employer shall prior to the date on which any amount of excise tax (or penalty or interest) must be paid in respect thereof, promptly make an additional lump sum payment in cash to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to such payment to make Executive whole for all taxes (including withholding and social security taxes) imposed under Section 4999 of the Code, or any comparable provision of state or local tax law, with respect to the "excess parachute payment" and all associated interest and penalty amounts. Executive shall cooperate in all reasonable respects with Employer to attempt to minimize any such tax liability.

                  I. MISCELLANEOUS. In the event of any termination or attempted termination hereof: (i) if multiple events, occurrences or circumstances are asserted as bases for such termination or attempted termination, the event, occurrence or circumstance that is earliest in time, and any termination or attempted termination found to be proper hereunder based thereon, shall take precedence over the others; (ii) no termination of this Employment Agreement shall relieve or release either party from liability hereunder based on any breach of the terms hereof by such party occurring prior to the Termination Date; (iii) the terms of this Employment Agreement relevant to performance or satisfaction of any obligation hereunder expressly remaining to be performed or satisfied in whole or in part at the Termination Date shall continue in force until such full performance or satisfaction has been accomplished and otherwise neither party hereto shall have any other or further remaining obligations to other party hereunder; and
(iv) the vesting and exercise provisions set forth in Employer's Stock Option Plan and/or any option agreement with respect to the Options (other than the Inducement Options) shall continue to apply except to the extent otherwise expressly provided in this paragraph 12 .

                  J. NO SET-OFF; NO DUTY OF MITIGATION. There shall be no right of setoff or counterclaim, in respect of any actual or alleged claim, debt or obligation, against any payments or benefits required to be made or provided to Executive hereunder (including, without limitation, pursuant to subparagraphs 12(f) and (g) above). In the event of any termination of Executive's employment under this paragraph 12, Executive shall be under no obligation to seek other employment and shall be entitled to all payments or benefits required to be made or provided to Executive hereunder, without any duty of mitigation of damages and regardless of any other employment obtained by Executive.

         13. INJUNCTIVE RELIEF. It is agreed that the services of Executive are unique and that any breach or threatened breach by Executive of any provision of this Employment Agreement cannot be remedied solely by damages. Accordingly, in the event of a breach by Executive of his obligations under this Employment Agreement, Employer shall be entitled to seek and obtain interim restraints and permanent injunctive relief without proving the inadequacy of damages as a remedy, restraining Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Employer from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the termination of the services of Executive.

         14. ARBITRATION. Any dispute or controversy arising out of or relating to this Employment Agreement or any claimed breach hereof shall be settled, at the request of either party, by an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association ("AAA"), with the award determined to be appropriate by the arbitrator therein to be final, non-appealable and binding on the parties hereto, and with judgment upon such award as is rendered in any such arbitration proceeding available for entry and enforcement in any court having jurisdiction of the parties hereto. The arbitrator shall be an impartial arbitrator qualified to serve in accordance with the rules of the AAA and shall be reasonably acceptable to each of the Employer and the Executive. If no such acceptable arbitrator is so appointed within 15 days after the initial request for arbitration of such disputed matter, each of the parties promptly shall designate a person qualified to serve as an arbitrator in accordance with the rules of the AAA, and the two persons so designated promptly shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the AAA. The arbitration shall be held in the greater Seattle metropolitan area, or in such other place as may be agreed upon at the time by the parties. The expenses of the arbitration proceeding shall be borne by Employer, but the arbitrator's award may provide that Executive shall reimburse Employer for an equitable share of such expenses if Executive is not the prevailing party on any of the issues involved in such arbitration. The Employer shall pay for and bear the cost of its own and Executive's experts, evidence and counsel in such arbitration proceeding, but the arbitrator's award may provide that, in addition to any other amounts or relief due to Employer, Executive shall reimburse Employer on demand for all of such costs of Executive's experts, evidence and counsel initially incurred by Employer, to the extent the award finds such costs properly allocable to any issue(s) in dispute as to which the award indicates the Employer to be the prevailing party.

         15.      INDEMNIFICATION.

                  a. Employer shall indemnify Executive to the fullest extent permitted by Delaware law as in effect on the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in which Executive is made, or is threatened to be made, a party to or a witness in such action, suit or proceeding by reason of the fact that he is or was an officer, director, consultant, agent or Executive of the Employer or of any of Employer's controlled affiliates or is or was serving as an officer, consultant director, member, Executive, trustee, agent or fiduciary of any other entity at the request of the Employer (a "Proceeding").

                  b. Employer shall advance to Executive all reasonable costs and expenses incurred by him in connection with a proceeding within 20 days after receipt by Employer of a written request for such advance, accompanied by an itemized list of the costs and expenses and Executive's written undertaking to repay to Employer on demand the amount of such advance if it shall ultimately be determined that Executive is not entitled to be indemnified against such costs and expenses.

                  c. The indemnification provided to Executive hereunder is in addition to, and not in lieu of, any additional indemnification to which he may be entitled pursuant to Employer's Certificate of Incorporation or Bylaws, any insurance maintained by Employer from time to time providing coverage to Executive and other officers and directors of

                     Employer, or any separate written agreement with Executive. The provisions of this paragraph 15 shall survive any termination of this Employment Agreement.

         16. AMENDMENT AND MODIFICATION. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements or understandings between the parties hereto with respect to the subject matter hereof, whether written or oral Subject to applicable law and upon the consent of the Board of Directors of Employer, this Employment Agreement may be amended, modified and supplemented by written agreement of Employer and Executive with respect to any of the terms contained herein.

         17. WAIVER OF COMPLIANCE. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Employment Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

         18. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by registered or certified U.S. Mail, postage prepaid, commercial overnight courier service or transmitted by facsimile and shall be deemed served or delivered to the addressee at the address for such notice specified below when hand delivered, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery or five (5) days after having been mailed, certified or registered, with postage prepaid:

         IF TO EMPLOYER                              IF TO EXECUTIVE:
         NEXTLINK Communications, Inc.               Daniel Akerson
         City Center Office                          1100 Mill Ridge
         500 108th Avenue NE, Suite 2200             McLean, VA  22102
         Bellevue, WA  98004                         Facsimile:  (703) 442-0217
         Facsimile:  (425) 519-7978
         Attention: General Counsel

or, in the case of either such party, to such substitute address as such party may designate from time to time for purposes of notices to be given to such party hereunder, which substitute address shall be designated as such in a written notice given to the other party addressed as aforesaid.

         19. ASSIGNMENT. This Employment Agreement shall inure to the benefit of Executive and Employer and be binding upon the successors and general assigns of Employer. This Employment Agreement shall not be assignable, except to the extent set forth in paragraph 22.

         20. ENFORCEABILITY. In the event it is determined that this Employment Agreement is unenforceable in any respect, it is the mutual intent of the parties that it be construed to apply and be enforceable to the maximum extent permitted by applicable law.

         21. APPLICABLE LAW. This Employment Agreement shall be construed and enforced in accordance with the laws applicable to contracts executed, delivered and fully to be performed in the State of Washington.

         22. BENEFICIARIES: EXECUTIVE'S REPRESENTATIVE. Executive shall be entitled to select (and to change, from time to time, except to the extent prohibited under any applicable law) a beneficiary or beneficiaries to receive any payments, distributions or benefits to be made or distributed hereunder upon or following Executive's death. Any such designation shall be made by written notice to Employer. In the event of Executive's death or of a judicial determination of Executive's incompetence, references in this Agreement to Executive shall be deemed, as appropriate, to refer to his designated beneficiary, to his estate or to his executor or personal representative ("Executive's Representative") solely for the purpose of providing a clear mechanism for the exercise of Executive's rights hereunder in the case of Executive's death or Permanent Disability.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective on and as of the day and year first above written.

                                      NEXTLINK COMMUNICATIONS, INC.


                                      By:      /s/ Dennis Weibling
                                               ---------------------------------
                                      Name:    Dennis Weibling
                                               ---------------------------------
                                      Title:   Director
                                               ---------------------------------


                                               /s/ Daniel Akerson
                                               ---------------------------------
                                                        Daniel Akerson

                                     ANNEX A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                          NEXTLINK COMMUNICATIONS, INC.
                                       AND
                                 DANIEL AKERSON
                            DATED: SEPTEMBER 21, 1999



         The Compensatory Options shall be granted as follows:

         Non-qualified Options to acquire 1,500,000 shares for Employer Class A Common Stock awarded on September 21, 1999. The Compensatory Options shall vest annually in three equal amounts on the first, second and third anniversary dates of the effective date of the Employment Agreement. The exercise price of the Compensatory Options is $.01 per share.

         The Inducement Options shall be granted as follows:

         Non-qualified options to acquire 1,500,000 shares of Employer Class A Common Stock awarded on September 21, 1999. The Inducement Options shall vest annually in four equal amounts on the first, second, third and fourth anniversary dates of the effective date of the Employment Agreement. The exercise price of the Inducement Options is the closing sale price on September 21, 1999, as reported by NASDAQ.

         All Options shall, to the extent not theretofore vested in accordance with their normal terms, vest on an automatic and accelerated basis (i) in the circumstances set forth in paragraphs 12(f) and (g) of the Employment Agreement, or (ii) upon the occurrence of a Change of Control Event.

         All Options (upon vesting) will have an exercise period of ten (10) years after the relevant grant date subject to earlier termination of the exercise period in the event of termination of Executive's employment either
(i) by Employer in circumstances constituting Cause or (ii) by Executive other than in circumstances constituting Constructive Termination; in either of which case, the Options shall be canceled if not exercised within 90 days following the Termination Date with respect to such termination.

         All Options (and all shares issued on exercise of such Options) will be subject to an effective Form S-8 (or other appropriate form) registration statement and will be qualified for the treatment afforded under Rule 16b-3.

         To the extent not otherwise provided above, or in the Employment Agreement of which this Annex A forms a part, the terms applicable to all of the Options (and of any option agreement entered into in connection therewith) shall be the standard terms normally applicable to a grant of "non-qualified" stock options granted pursuant to the NEXTLINK Communications, Inc. Stock Option Plan.